Exhibit 10.21

LAND LEASE AGREEMENT

In Madrid, on February 24, 2025 GATHERED On the one hand, Mr. Francisco Partearroyo Lacaba, of legal age, of Spanish nationality , residing at (28029) MADRID (Spain), Arzobispo Morcillo No. 22, 8• C and with ID No . 03773 O 17 M, hereinafter referred to as "OWNER" . And on the other hand, Mr . José A . Mora Góngora, of legal age, of Spanish nationality and with ID No . 79 . 203 . 459 - S, representing the commercial company NGE SPÆN SOLIA RENEWABLES SL , a Spanish company with registered office in Seville, at Calle Virgen de Luján No . 50 , Block 2 , Ground Floor B, hereinafter referred to as the " DEVELOPER AND LESSEE . " PARTIES The PROPERTY acting as representative of CB - Hermanos Partøarroyo Lacaba, CIF - E 85728277 , with the same registered address as its representative and considering itself to have sufficient legal capacity to enter into this lease agreement . The DEVELOPER acting in its own name and right and considering itself to have sufficient legal capacity for this contract . THEY STATE 1 . - That the PROPERTY is the owner of the full title to the rural "premises" described below, all of which are part of the " Malpica Estate ," hereinafter referred to as the "PREMISES covered by the Contract" : - Premises 8 of plot 11 , polygon 25 of Mora de Toledo Cadastral Reference : 45107 A 025000100000 MS ............................ 44 . 1434 hectares . - Premises 6 of plot 11 , polygon 25 of Mora de Toledo Cadastral Reference : 45107 A 025000100000 MS ............................ 61 . 1149 ha . Total hectares covered by the lease .............. , .............................. 105 . 2583 hectares . - The MALPICA estate covers an area of two hundred and twenty - three hectares, eighty - two areas and thirty centiares ( 223 . 8230 ha) and is registered in the Orgaz Property Registry in volume 1100 , book 260 , folio 131 , estate no . 25130 /bis . A simple informative note from the property registry is attached as ANNEX 1 , as well as the cadastral certification , which is incorporated into this document as "ANNEX 2 . " 2 . - That the DEVELOPER expresses interest in the economic exploitation of the Properties through the construction and installation therein of the necessary elements to develop a business project consisting of the operation of a Type IV data center and a solar photovoltaic power plant of undetermined capacity ( hereinafter the "PROJECT"). 3. - That the PROPERTY is interested in entering into a lease agreement with the DEVELOPER a lease agreement for the aforementioned property, accepting the said agreement. PREMISES indicated, consenting and Land Registry is attached hereto ANNEX 1. STIPULATIONS FIRST : Legal regulation This agreement is entered into under the provisions of the Civil Code , and is governed by the will of the Parties as expressed in the contract, and , additionally, by the provisions of the aforementioned Code, Royal Legislative Decree 7 / 2015 of October 30 , which approves the revised text of the Law on Land and Urban Rehabilitation , and the Civil Law of the Autonomous Community where the property is located . SECOND : Condition of the properties The Lessor declares that the PROPERTIES are free of any encumbrances, proof of which a draft report from the contract the certifications or simple note as of the municipal district where the THIRD : Purpose of the contract The Lessor leases to the Lessee , who accepts it under the terms and conditions set forth in this contract, PREMISES 6 and 8 , identified as such by the SIGPAC viewer , of POLYGON 25 PLOT 11 of MORA DE TOLEDO, free of charges and encumbrances, as well as occupants and tenants . Likewise, it receives them up to date in the payment of contributions, taxes, duties, and free of expenses of any kind generated by any concept inherent or related to them , remaining so during the term of the Contract . Notwithstanding the foregoing, the Parties agree that the surface area, boundaries , and/or specific location of the Leased Area where the data center and solar photovoltaic installation will be located may be modified and adjusted by the DEVELOPER based on the technical requirements of the project, taking into account any possible restrictions and easements that may apply . Therefore, the leased area will be considered as usable area , thus adjusting the lease price to the final leased area . To this end, a plan will be attached to this contract , including details of the accesses and easements necessary for the installation . The lessor expressly grants the lessee full use and control of the leased area , as well as the demolition of any existing buildings within it . In view of the purpose of the contract, which is the construction and operation of a data center and a photovoltaic plant , the lease includes the rights to the land, airspace , and subsoil . 3

FOURTH: Term, rent, and payment methods

The rent to be paid by the LESSEE to the LESSOR as consideration for the rights granted under this contract, upon receipt of an invoice, shall be as follows:

Phase **I: Studies and Permits**

- This phase includes conducting engineering studies and obtaining all necessary permits for the construction of the data center and solar plant. No income will be accrued during this phase. The duration of this phase will be 24 months, automatically extendable for another six months at the request of the DEVELOPER in the event of a justified delay; however, if the DEVELOPER obtains all the necessary permits to begin Phase II, this will be the actual duration of Phase I.

Phase II: Construction of the Project

- During this phase, contractors will be selected and construction work will be carried out until the data center and solar plant are operational. The agreed annual rent for Phase III will be paid proportionally to the time elapsed between the start and completion of the works, in semi-annual payments in advance. The duration of this phase will be twelve (12) months, with the possibility of extension for a further six (6) months in the event of justified delay, with a record of the completion of this phase being drawn up.

Phase **III: Project Operation**

- During this phase, which will last thirty-five (35) years from the completion of Phase II, the LESSEE will pay an annual rent of €2,000/ha. Payment shall be made in advance every six months, on the first fifteen days of each semester.

FIFTH: Rent **review**

The rent shall be reviewed according to the variation in the CPI published by annually index that replaces it. If the INE or CPI is negative, the review will not be the corresponding. carried out.

SIXTH: Rights and **obligations of the** parties

The PROPERTY owner shall act in good faith in the procedures necessary for the project, authorizing the DEVELOPER to occupy the necessary parts of the PREMISES covered by the contract and to carry out the necessary infrastructure works.

SEVENTH: Permits, licenses, and authorizations

The DEVELOPER shall be solely responsible for obtaining all the necessary permits for the project and shall bear all related expenses.

EIGHTH : Guarantees, sureties, and insurance The DEVELOPER shall be liable for all risks and shall comply with the legal provisions relating to the environment and other provisions that affect it . It shall hold the PROPERTY harmless from any liability arising from the project, the execution of the works , and the operation of the activity . NINTH : Use of the property by the owner The PROPERTY may continue with agricultural activity until the start of construction. If the DEVELOPER requires the immediate evacuation of the production agricultural cycle , the PROPERTY shall be compensated for the estimated value of the harvest according to market value and taking the immediately preceding year as a reference . DżCIMA : Breach and termination of contract Breach of the provisions shall entitle the complying party to demand compliance or termination of the contract, with the right to compensation for damages . The DEVELOPER may terminate this lease agreement at any time, unilaterally, without penalty and without compensation to the Property during PHASE I . To do so, it must notify the PROPERTY in writing and in a reliable manner , with the termination taking effect from the date of notification . Without prejudice to the power granted in this Provision, the DEVELOPER may, in any case and at any time during the three PHASES , with a minimum of 30 days' notice , terminate this contract without penalty or compensation in favor of the PROPERTY, in the event of any circumstance, of any nature, foreseeable or unforeseeable, expected or unexpected, which, directly or indirectly, disrupts the economic balance of this contract or the project, or which in any other way frustrates or makes it more difficult or burdensome to achieve the purpose pursued by the DEVELOPER in entering into this contract . Likewise, you may terminate it without penalty in the event of the denial of any permit that renders the project unfeasible . In any case, the DEVELOPER undertakes to leave the PREMISES covered by the contract in the same condition as they were at the start of the works . To this end, and in the event that this is not legally stipulated, the DEVELOPER shall provide a guarantee in favor of the PROPERTY, for an amount equivalent to the cost of dismantling, to ensure the dismantling of the land and its return to its original state in the event that the DEVELOPER fails to carry out the dismantling . This guarantee shall be provided at the start of PHASE III and shall be renewable annually . 5

UNDI 2 CIMA : Transfer of the contract The DEVELOPER may assign the rights and obligations of the contract to third parties, notifying the PROPERTY of the assignment of its contractual position within the following fifteen days, without the delay in sending the notification constituting a breach of contract . TWELFTH : Transfer of the property The PROPERTY may sell the property, but the buyer must assume the terms of the contract, notifying the DEVELOPER . The DEVELOPER waives the right of first refusal and repurchase in all cases . THIRTEENTH : Acknowledgment THE LESSEE and THE LESSOR (or any other natural or legal person to whom they may assign the rights and obligations arising from this contract) agree and acknowledge , by signing this contract, the participation as INTERMEDIARY of D^ CELIA CAÑERO HINOJOSA, with ID number 47 , 207 , 370 - P . (or any natural or legal person that may be designated) , undertaking, for this purpose, to pay the professional fees corresponding to each party in accordance with the contract signed between them, with both the LESSEE and the LESSOR assuming the economic, legal , and technical conditions contained therein . FOURTEENTH . - Sole agreement This contract supersedes any previous agreement related to its subject matter . Any modification must be in writing and signed by both parties . FIFTEENTH : Partial nullity The invalidity of any provision shall not affect the validity of the remainder of the contract . SIXTEENTH : Notifications Notifications must be sent by certified mail or registered fax to the addresses indicated . They may be sent in advance by email, but will not take effect until the certified mail or registered fax is received . SEVENTEENTH : Notarization and registration The contract may be notarized and registered in the Property Registry at the request of either party, with the costs being borne by the party requesting it. requests. This contract shall be notarized at the latest once the municipal building permit and other permits have been granted , with the costs being borne by the DEVELOPER. 6 the r e sp o nsi b ili t y of the

EIGHTEENTH: Expenses and taxes expenses arising from the and The taxes covered by the DEVELOPER. will be contract NINETEENTH : Jurisdiction For the resolution of disputes, the parties submit to the jurisdiction of the Courts and Tribunals of the city of Orgaz, with both parties agreeing to conciliation even if it is not mandatory . And in witness whereof, the parties sign the contract in duplicate and with a single effect at the place and date indicated . THE PROPERTY, Hermanos Partearroyo Lacaba C . B . , through its legal representative NGE SPAIN SOLIA RENEWABLES SL, through its THE DEVELOPER legal representative